Exhibit 11

Need additional bandwidth, more storage or video features?	Ask for an UPGRADE

Want to add the Social Management Suite now for only $180?	Ask for a smart ADD-ON

Want a custom Roku, AppleTV, FireTV, or AndroidTV Channel?	Check on current DEALS

Facebook Media App and custom designed Facebook Page?	Ask for Special OFFERS

Want to increase viewership through an OTT video ad campaign?	Check on PROMOTIONS

Printable Version

Service Subscription Agreement

Selected Service Package Subscription:

Video Power		$599.00

Payment Cycle: Monthly	Shipping & Handling	$00.00
	Tax	—
Initial Contract Period: 24 Months	Order Total	$599.00

The one-time setup fee of $ 590.00 will be charged to your credit card on file within 72 hours.
Contract Renew Date: March 31

Special Offer:

● TV App Dev Sponsorship for the setup of custom-branded, Lightcast SDK-based multi-channel/category apps consistent with package limits on Roku, FireTV, AppleTV, AndroidTV App, iOS & Android mobile apps, a browser & tablet responsive WebApp, Alexa/TuneIn, Spotify and iTunes Podcasts, along with a 24-month subscription of Video Power or higher package. Development fees only apply to further customization/extension of sponsored TV Apps.

Check out what comes with your Services Agreement:

All of the features and services listed on to the side of the contract. Click to highlight your contract’s Scope of Service.

The award-winning media management system of the LightcastOVP: Read more about what comes with your Service Package.

The global, bitrate-adaptive, high-performance LightcastCDN: View access and delivery points of this amazing cloud-server-network.

Account Information:

Client ID: 743785
Username: bebopty

Scope of Service

On Demand Video Channels 10

Live Streaming Channels 10

On Demand Audio Channels 10

Bandwidth (Streaming Minutes)

3,000,000/year

Initial Package Storage (UTS) 1,500 GB

Initial Package Transcoding 1,500 GB

Concurrent Viewers unlimited

Media Statistic Center

Content Delivery Network

Intelligent Video Players

Mobile Streaming

Audio Only Version of Videos

iTunes + GooglePlay Audio Podcast

Media Management System

CROSS.TV Distribution

CROSS.TV Roku Channel

Media Group Manager

25% Discount on SmartTV Apps

25% Discount on Mobile Apps

iTunes Video Podcast

YouTube Distribution

Facebook Video Distribution

Digital Media Distribution

Connected TV Publishing

Facebook Live Streaming

YouTube Live Streaming

Video Subtitles

LightcastDRM Level 1

www.lightcast.com/user/subscription	1/3

6/12/2020	Lightcast - video delivery, mobile streaming, social media and internet marketing.

Employer ID Number:	84-xxxxxxx
Street Address:	635 Portside Dr
Country:	United States
State/Province:	New Jersey
Zip Code:	07020 / Edgewater
Email:	submit@beboptv.com
Phone:	+1 202 302 6703

Payment Information:

Payment Type:	Credit Card
First / Lastname:	Susan Veres
Credit Card Number:	xxxxxxxxxx0097
Card Holder Phone #:	+1 2023026703

Personal Guarantee:

In the event that The Bebop Channel Corporation fails to make any payment to Cross Media Corporation / Lightcast.com, the Guarantor does hereby promise to make all payments to Cross Media Corporation / Lightcast.com in the same manner as if they were the principals of said agreement

Guarantor E-Signed:

Signing Date: March 31, 2020

Lightcast.com's Terms of Service are effective throughout the duration of this Service Agreement between Bebop Channel Corporation and Cross Media - the management and payment agency of Lightcast.com.

I. General Terms of Service

Content Rights

All contents on the Lightcast.com website, all interfaces, Lightcast.com service packages, URLs and graphics are property of Lightcast.com and Cross Media.

cross.tv, other partners sites and websites are property of their respective entities and independent from Lightcast.com and its scope of service. All Terms of Use of third party websites apply to the use of their service. Please see Terms of Use of each Internet property.

☑	I have reviewed all submitted order, contact and payment details as well as the general Terms of Service and fully agree to them.

Payer E-Signed:	Account Owner E-Signed:

FTP Batch Upload

Customized Online Media Campus

10% on Lightcaster Leasing

Simulated Live

VOD to LIVE Continuous Loop

LIVE-to-VOD CDN Recording

Chromecast & AirPlay Publishing

Cloud Trimming

LightcastAPl

Scheduled Publishing

Payment Processing Service

Service Details

http://www.lightcast.com/ott-

smarttv-terms

http://www.lightcast.com/payment-

processing-service

Connect	Member of	Services	Resources

Facebook		Our Process - From A to Z	Why Lightcast.com?
Become a fan		LightcastOVP: MEDIA CLOUD	Lightcast.com News
Twitter		LightcastCDN	Support Systems

www.lightcast.com/user/subscription	2/3